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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM 8-K


                                    CURRENT REPORT
        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


               Date of Report (earliest event reported):  June 5, 1998





                            Rocky Mountain Internet, Inc.
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                (Exact name of registrant as specified in its charter)




               Delaware             001-12063            84-1322326
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     (State or other jurisdiction  (Commission         (IRS Employer
          of incorporation)       File Number)      Identification No.)


     1099 Eighteenth Street, 30th Floor, Denver, Colorado         80202
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          (Address of principal executive offices)              (Zip Code)


   Registrant's telephone number, including area code:        (303) 672-0700
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         (Former name or former address, if changed since last report.)
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ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS.

     (a) On June 5, 1998, Rocky Mountain Internet, Inc. (the "Company") acquired all of the outstanding common stock of Infohiway, Inc., a Colorado corporation headquartered in Aurora, Colorado ("Infohiway") pursuant to the terms of the Merger Agreement dated June 5, 1998 (the "Infohiway Merger Agreement") by and among the Company, RMI Subsidiary, Inc., Infohiway, and Kenneth Covell, John-Michael Keyes, and Jeremy J. Black, the shareholders (the "Shareholders") of Infohiway. The acquisition was effectuated by way of a merger (the "Infohiway Merger") of RMI Subsidiary, Inc., a wholly-owned subsidiary of the Company, with and into Infohiway. As a result of the Merger, Infohiway became a wholly-owned subsidiary of the Company. Pursuant to the Infohiway Merger Agreement, the Shareholders received an aggregate of 150,000 shares of common stock of the Company. On June 4, 1998, the closing price of the Company's common stock was $8.19 per share. The number of shares of the Company's common stock issued to the Shareholders was determined through arm's-length negotiation. There was no material relationship between the parties prior to the Merger. A copy of the Infohiway Merger Agreement and a copy of the press release dated June 5, 1998 announcing the Infohiway Merger are attached hereto as Exhibits 2.1 and 99.1, respectively.

ITEM 5.        OTHER EVENTS.

     On June 5, 1998, the Company executed a definitive Agreement and Plan of Merger (the "ICC Merger Agreement") with Internet Communications Corporation, a Colorado corporation headquartered in Greenwood Village, Colorado ("ICC") and Internet Acquisitions Corporation, a Colorado corporation wholly-owned by the Company, providing for the merger (the "ICC Merger") of Internet Acquisitions Corporation with and into ICC. Upon consummation of the ICC Merger, ICC wold become a wholly-owned subsidiary of the Company, and the shareholders of ICC would receive cash in the amount of between $6.65 and $6.80 per share of common stock of ICC, for a total consideration of approximately $38 million. A copy of the ICC Merger Agreement and a copy of the press release dated June 8, 1998 announcing the ICC Merger are attached hereto as Exhibits 2.2 and 99.2, respectively.


ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

     The following financial statements are filed as a part of this Report:

     (a)  Financial statements of business acquired.

          Financial statements of Infohiway and ICC are not included herewith, as it is impracticable to include such financial statements with this Current Report. Such financial statements will be included in an amendment to this Current Report not later than 60 days after the date that this Current Report is required to be filed with respect to each of the Infohiway Merger and the ICC Merger.

     (b)  Pro forma financial information.


                                         -1-
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          Pro forma financial information giving effect to the Infohiway Merger and the ICC Merger is not included herewith, as it is impracticable to include such pro forma financial information with this Current Report. Such pro forma financial information will be included in an amendment to this Current Report not later than 60 days after the date that this Current Report is required to be filed with respect to each of the Infohiway Merger and the ICC Merger.

     (c)  Exhibits.

     2.1 Merger Agreement among Rocky Mountain Internet, Inc., RMI Subsidiary, Inc., Infohiway, Inc., and Jeremy J. Black, Kenneth Covell, and John-Michael Keyes.

     2.2 Agreement and Plan of Merger among Rocky Mountain Internet, Inc., Internet Acquisition Corporation, and Internet Communications Corporation.

     99.1 News Release dated June 5, 1998 announcing the Infohiway Merger.

     99.2 News Release dated June 8, 1998 announcing the ICC Merger.


                                         -2-

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                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by its behalf by the undersigned hereunto duly authorized.


                                      Rocky Mountain Internet, Inc.
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                                      (Registrant)

Date:  June 10, 1998                  By: /s/ Peter J. Kushar
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                                      Peter J. Kushar, Secretary, Treasurer, and
                                      Chief Financial Officer